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                                                                  Exhibit (j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading "Independent Registered Public Accounting Firm" for the Perkins Value Plus Income Fund (one of the funds constituting Janus Investment Fund) in this Registration Statement on Form N-1A dated July 30, 2010.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
July 28, 2010